UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2017

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

On February 7, 2017, the Indiana Court of Appeals affirmed summary judgment in the matter of Wilmoth et al v. Celadon Trucking Services, Inc., a subsidiary of Celadon Group, Inc., a Delaware corporation (the "Company"), regarding a complaint that was originally filed in 2013. As previously disclosed in the Company's filings with the Securities and Exchange Commission, this matter was a contingency with no reserve accrued because an unfavorable result was not deemed probable.  In its contingency disclosure, the Company had estimated the possible range of financial exposure in the matter to be between $0 and approximately $5.9 million. Summary judgment was affirmed in the amount of approximately $3.3 million, plus pre- and post-judgment interest. Accordingly, the Company anticipates that any potential financial exposure in the matter remains within the previously disclosed range.

Although the Company intends to further appeal the matter, there is no assurance the Indiana Supreme Court would accept the appeal.  Accordingly, the Company assessed that the likelihood of a favorable outcome has now decreased and anticipates accruing between approximately $4.5 million and $5.0 million, pretax, in respect of this matter, which is not covered by insurance.  Due to the timing of the Indiana Court of Appeals decision, and the need to determine the amount of, and record, the accrual in the Company’s financial statements, as well as update related disclosures, the Company’s filing of its Quarterly Report on Form 10-Q for its second fiscal quarter ended December 31, 2016 will be delayed. The Company will file the Form 10-Q as promptly as practicable, but in no event later than the fifth calendar day following the prescribed due date.  Except for the accrual and related expenses, including income taxes, required in connection with this matter, the Company does not anticipate any changes to the financial statements accompanying its press release dated February 1, 2017, attached as Exhibit 99.1 to its Current Report on Form 8-K furnished to the Securities and Exchange Commission on February 2, 2017.

The information contained in this report (Item 7.01) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: February 9, 2017	By:	/s/ Bobby Peavler
Bobby Peavler
Executive Vice President, Chief Financial Officer, and Treasurer